Exhibit 10.36.3

                                        March 16, 1992



Mellon Bank, N.A.
One Mellon Bank Center
Suite 3340
Pittsburgh, PA 15258
(Attention:  Earl Kleckner)

     Re:  Northeast Utilities ESOP Loan

Gentlemen:

     Reference is made to the Loan Agreement, dated as of December 2, 1991, by and between Northeast Utilities and Mellon Bank, N.A. solely in its capacity as trustee (the "Trustee") of the Northeast Utilities Service Company Supplemental Retirement and Savings Plan ESOP Trust, as amended (the "Loan Agreement"). Section 8(d) of the Loan Agreement provides that Northeast Utilities will make or cause to be made contributions to the ESOP Trust (as defined in the Loan agreement) in amounts sufficient to pay reasonable operating expenses of the ESOP Trust and to pay all interest on and the full amount of principal of the Loan (as therein defined) as and when such obligations become due, after taking into account the extent to which such interest and principal obligations are otherwise satisfied using dividends paid on common shares of Northeast Utilities held by the ESOP Trust.

     On March 9, 1992, Northeast Utilities Service Company ("NUSCO") adopted amendments to the Northeast Utilities Service Company Supplemental Retirement and Savings Plan (the "Plan") providing for the merger into the Plan of the Northeast Utilities Service Company Tax Reduction Employee Stock Ownership Plan ("TRAESOP") and the Northeast Utilities Service Company Payroll-Based Employee stock Ownership Plan ("PAYSOP"), and for an additional ESOP benefit with respect to earnings on common shares ("TRAESOP/PAYSOP Shares") that had been held in the TRAESOP and PAYSOP trusts. It is contemplated that the Treasurer of NUSCO may direct you from time to time in your capacity as Trustee of the ESOP Trust to make payments on the Loan under the Loan Agreement using cash dividends on certain TRAESOP/PAYSOP Shares, allowing allocation of shares from the ESOP Trust to the accounts of Plan participants holding TRAESOP/PAYSOP Shares, all in accordance with the provisions of the amended Plan. In such case Northeast Utilities's obligation under Section 8(d) of the Loan Agreement to make or cause to be made Plan contributions would take into account the extent to which Loan interest and principal obligations have been satisfied not only using dividends paid on shares held by the ESOP Trust, but also using dividends on those TRAESOP/PAYSOP Shares.

     Accordingly, please sign and return one copy of this letter to indicate your agreement that Section 8(d) of the Loan Agreement is hereby amended to read in its entirety as follows, to reflect the foregoing:

          (d) The Company will make, or will cause to be made by and on behalf of companies that are members of a "controlled group of corporations" (as defined in the Code) with the Company, contributions to the ESOP Trust in amounts sufficient to pay reasonable operating expenses of the ESOP Trust and to pay all interest on and the full amount of principal of the Loan outstanding hereunder and under the ESOP Term Note as and when such obligations become due, after taking into account the extent to which such interest and principal obligations are otherwise satisfied using dividends paid on Company Shares as required or permitted by the Plan.

     The Declaration of Trust of Northeast Utilities provides that no shareholder of Northeast Utilities shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of Northeast Utilities or by an officer, agent or representative elected or appointed by such trustees, and no such contract, obligation or undertaking shall be enforceable against such trustees or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.


                                        Very truly yours,

                                        NORTHEAST UTILITIES



                                        By   /s/Eugene G. Vertefeuille
                                             Eugene G. Vertefeuille
                                             Its Assistant Treasurer



Acknowledged and Agreed:

     MELLON BANK, N.A., solely in
     its capacity as trustee of the
     trust created under the Agreement
     of Trust, dated as of December 1, 1991,
     between such trustee and Northeast
     Utilities Service Company



     By   /s/Richard S. Thomas
          Name:  Richard S. Thomas
          Title: Vice President

          Date:  April 9, 1992